Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2020 THIRD QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – November 10, 2020 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the third quarter ended September 30, 2020 (“Q3 2020”).

“Although we have experienced some deferred decision-making on the part of some customers due in part to uncertainty created by the effect of COVID-19 pandemic, I am very proud of how our team has continued to navigate these challenging times.  As a result of their efforts, we are seeing encouraging signs across our enterprise,” said Vincent J. Arnone, President and CEO. “Within our Air Pollution Control (APC) business segment, we remain intensely focused on providing custom-engineered solutions that fulfill the unique needs of each of our customers, and expect the final decisions to be made on multiple projects by the end of the year which, if Fuel Tech’s bids are selected, would increase backlog for 2021 and beyond  by $10 to $15 million."

“Our FUEL CHEM® segment results reflected contributions from the installation of our TIFI® Targeted In-Furnace Injection technology on three new domestic coal-fired units for a repeat customer in the Northeast, as well as a return to normalized run rates across our fleet following a period of slower unit activity in Q2 2020 due to the COVID-19 pandemic. The commercial programs represented by these three new units will generate revenue when the units are dispatched to generate power in their respective geographic areas. If these units are operational and utilizing the technology on a continual basis throughout the year, we would expect to see revenues of $500,000-$750,000 per unit. Longer term, we continue to build on our progress with our partner in Mexico to employ our FUEL CHEM solutions to help mitigate harmful emissions from burning high sulfur fuel oil. Our partner continues to engage with local officials in Mexico to advance this solution and we are continuing to support its efforts in this regard.”

Mr. Arnone concluded, “We have collected and repatriated in excess of $1 million in cash as of September 30, 2020 following the closure of our underperforming China operation (“Beijing Fuel Tech”), and expect to continue these collections throughout 2020. We ended the quarter with $11.8 million in cash and cash equivalents.”

DGI™ Dissolved Gas Infusion

The Company is pursuing three new opportunities to demonstrate its dissolved gas infusion technology, one to a new customer in the pulp and paper business located in the Pacific Northwest and the remaining two for municipal wastewater treatment applications in conjunction with our partner Kadance Corporation.  As previously reported, an on-site demonstration of Fuel Tech’s DGI technology at a pulp and paper facility in the Midwest planned for early in Q2 2020 has been delayed due to the impact of COVID-19.  The Company is encouraged to see the increase in interest in this technology application and looks forward to providing additional information regarding the progress of these demonstrations in the future. In addition, in Q3 2020 the Company signed a new license agreement related to the DGI technology with Kadance which purchased the assets of our prior licensor of the technology. Kadance is focused primarily on serving the municipal wastewater treatment market and also offers the ability to deliver biological treatment solutions. Under the terms of the new agreement, among other things, Fuel Tech has been provided expanded access to markets outside of municipal wastewater treatment and has the right to independently manufacture DGI systems.

Q3 2020 Consolidated Results Overview

Consolidated revenues increased 26.4% to $8.2 million from $6.5 million in Q3 2019, reflecting higher revenue in both the APC and FUEL CHEM segments.

As previously announced, Fuel Tech reached a settlement with its insurance carrier (“the settlement”) that resulted in the Company receiving $2.6 million in proceeds related to an outstanding claim that was previously reported in 2019. The proceeds of the settlement were received in Q4 2020, however, in Q3 2020 the Company recorded a receivable for the proceeds that reduced cost of sales at the APC business by a like amount.

Gross margin for Q3 2020 was 72.4% of revenues compared to 44.8% of revenues in Q3 2019, primarily reflecting the impact of the settlement on APC costs of sales. Excluding the settlement, consolidated gross margin for Q3 2020 was 40.7%.

SG&A expenses declined by 16.7% to $3.2 million from $3.8 million in Q3 2019, reflecting lower administrative and professional services costs.

Net income from continuing operations was $2.4 million, or $0.10 per share, compared to net loss from continuing operations of $(1.3) million, or $(0.05) per share, primarily due to the impact of the aforementioned settlement in Q3 2020.

Capital projects backlog at September 30, 2020 was $6.4 million, $6.0 million of which was domestic. Backlog at December 31, 2019 was $9.7 million, of which $8.6 million was domestic.

APC segment revenues improved to $2.9 million from $1.8 million in Q3 2019, primarily the result of project timing, and the decrease in new APC orders announced during 2019 and continuing through the first nine months of 2020. APC gross margin was $3.2 million, or 110% of revenue, reflecting the above referenced settlement, compared to gross margin of $0.6 million, or 34.1%, in Q3 2019. Excluding the settlement, APC gross margin for Q3 2020 was 20.8%.

FUEL CHEM segment revenues rose to $5.3 million from to $4.6 million in Q3 2019, primarily reflecting installations of three new units during Q3 2020. Segment gross margin was 51.7% in Q3 2020 and 49.0% in Q3 2019.

Adjusted EBITDA was $2.7 million in Q3 2020 compared to an Adjusted EBITDA loss of $(0.8) million in Q3 2019.

Financial Condition

At September 30, 2020 total cash was $11.8 million including restricted cash of $2.4 million, down from total cash of $13.5 million, including restricted cash of $2.6 million, at December 31, 2019. Stockholders’ equity was $23.8 million, or $0.96 per share.

Conference Call

Management will host a conference call on Wednesday, November 11, 2020 at 10:00 am ET / 9:00 am CT to discuss the results and business activities.

Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com.   For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$9,418	$10,914
Restricted cash	2,025	2,080
Accounts receivable, net	5,989	6,473
Insurance Receivable	2,589	—
Inventories, net	337	264
Prepaid expenses and other current assets	1,678	1,879
Income taxes receivable	69	—
Total current assets	22,105	21,610
Property and equipment, net of accumulated depreciation of $26,692 and $26,174, respectively	5,347	5,662
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,810 and $6,671, respectively	794	906
Restricted cash	367	507
Right-of-use operating lease assets	430	362
Other assets	366	443
Total assets	$31,525	$31,606
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,963	$2,117
Current portion of long-term borrowings	945	—
Accrued liabilities:
Operating lease liabilities - current	175	182
Employee compensation	687	519
Income taxes payable	36	—
Other accrued liabilities	1,566	1,976
Total current liabilities	6,372	4,794
Operating lease liabilities - non-current	247	180
Long-term borrowings, net of current portion	611	—
Deferred income taxes, net	172	171
Other liabilities	292	286
Total liabilities	7,694	5,431
COMMITMENTS AND CONTINGENCIES (Note 13)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 25,509,298 and 25,053,480 shares issued, and 24,701,159 and 24,592,578 shares outstanding, respectively	255	254
Additional paid-in capital	139,767	139,560
Accumulated deficit	(113,060)	(110,325)
Accumulated other comprehensive loss	(1,589)	(1,778)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,618)	(1,612)
Total stockholders’ equity	23,831	26,175
Total liabilities and stockholders’ equity	$31,525	$31,606

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$8,155	$6,452	$16,334	$25,555
Costs and expenses:
Cost of sales	2,249	3,563	8,299	14,754
Selling, general and administrative	3,184	3,822	9,825	12,735
Restructuring charge	—	—	—	625
Research and development	285	352	880	823
Intangible assets abandonment	—	76	—	127
	5,718	7,813	19,004	29,064
Operating income (loss) from continuing operations	2,437	(1,361)	(2,670)	(3,509)
Interest expense	(9)	(4)	(15)	(8)
Interest income	3	19	16	30
Other income (expense), net	(55)	71	83	(1)
Income (loss) from continuing operations before income taxes	2,376	(1,275)	(2,586)	(3,488)
Income tax expense	—	(21)	(149)	(23)
Net income (loss) from continuing operations	2,376	(1,296)	(2,735)	(3,511)
Income (Loss) from discontinued operations	—	18	—	(1)
Net income (loss)	$2,376	$(1,278)	$(2,735)	$(3,512)
Net income (loss) per common share:
Basic
Continuing operations	$0.10	$(0.05)	$(0.11)	$(0.15)
Discontinued operations	$—	$—	$—	$—
Basic net income (loss) per common share	$0.10	$(0.05)	$(0.11)	$(0.15)
Diluted
Continuing operations	$0.09	$(0.05)	$(0.11)	$(0.15)
Discontinued operations	$—	$—	$—	$—
Diluted net income (loss) per common share	$0.09	$(0.05)	$(0.11)	$(0.15)
Weighted-average number of common shares outstanding:
Basic	24,701,000	24,187,000	24,656,000	24,183,000
Diluted	25,120,000	24,187,000	24,656,000	24,183,000

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$2,376	$(1,278)	$(2,735)	$(3,512)
Other comprehensive income (loss):
Foreign currency translation adjustments	268	(337)	189	(276)
Comprehensive income (loss)	$2,644	$(1,615)	$(2,546)	$(3,788)

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net loss	$(2,735)	$(3,512)
Loss from discontinued operations	—	1
Net loss from continuing operations	(2,735)	(3,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	495	644
Amortization	139	118
(Gain) loss on disposal of equipment	(3)	4
Provision for doubtful accounts, net of recoveries	(1,144)	—
Adjustment for Operating Lease (Note 2)	(11)	—
Intangible assets abandonment	—	127
Stock-based compensation, net of forfeitures	208	357
Changes in operating assets and liabilities:
Accounts receivable	(863)	8,601
Inventories	(71)	654
Prepaid expenses, other current assets and other non-current assets	250	1,804
Accounts payable	820	(6,812)
Accrued liabilities and other non-current liabilities	(376)	(4,306)
Net cash used in operating activities - continuing operations	(3,291)	(2,320)
Net cash used in operating activities - discontinued operations	—	(21)
Net cash used in operating activities	(3,291)	(2,341)
Investing Activities
Purchases of equipment and patents	(206)	(431)
Net cash used in investing activities - continuing operations	(206)	(431)
Net cash provided by investing activities - discontinued operations	—	505
Net cash (used in) provided by investing activities	(206)	74
Financing Activities
Proceeds from borrowings	1,556	—
Taxes paid on behalf of equity award participants	(6)	(2)
Net cash provided by (used in) financing activities	1,550	(2)
Effect of exchange rate fluctuations on cash	256	(458)
Net decrease in cash, cash equivalents and restricted cash	(1,691)	(2,727)
Cash, cash equivalents, and restricted cash at beginning of period (Note 2)	13,501	18,059
Cash, cash equivalents and restricted cash at end of period (Note 2)	$11,810	$15,332

FUEL TECH, INC.

BUSINESS SEGMENT FINANCIAL DATA

(Unaudited)

(in thousands)

Three months ended September 30, 2020	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$2,886	$5,269	$—	$8,155
Cost of sales	304	(2,553)	—	(2,249)
Gross margin	3,190	2,716	—	5,906
Selling, general and administrative	—	—	(3,184)	(3,184)
Research and development	—	—	(285)	(285)
Operating income (loss) from continuing operations	$3,190	$2,716	$(3,469)	$2,437

Three months ended September 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$1,816	$4,636	$—	$6,452
Cost of sales	(1,197)	(2,366)	—	(3,563)
Gross margin	619	2,270	—	2,889
Selling, general and administrative	—	—	(3,822)	(3,822)
Restructuring Charge	—	—	—	—
Research and development	—	—	(352)	(352)
Intangible assets abandonment	—	—	(76)	(76
Operating income (loss) from continuing operations	$619	$2,270	$(4,250)	$(1,361)

Nine months ended September 30, 2020	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$6,019	$10,315	$—	$16,334
Cost of sales	(2,782)	(5,517)	—	(8,299)
Gross margin	3,237	4,798	—	8,035
Selling, general and administrative	—	—	(9,825)	(9,825)
Research and development	—	—	(880)	(880)
Operating income (loss) from continuing operations	$3,237	$4,798	$(10,705)	$(2,670)

Nine months ended September 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$12,408	$13,147	$—	$25,555
Cost of sales	(8,061)	(6,693)	—	(14,754)
Gross margin	4,347	6,454	—	10,801
Selling, general and administrative	—	—	(12,735)	(12,735)
Restructuring Charge	—	—	(625)	(625)
Research and development	—	—	(823)	(823)
Intangible assets abandonment	—	—	(127)	(127)
Operating income (loss) from continuing operations	$4,347	$6,454	$(14,310)	$(3,509)

FUEL TECH, INC.

GEOGRAPHIC INFORMATION

(Unaudited)

(in thousands)

Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
United States	$6,473	$5,727	$12,880	$22,104
Foreign	1,682	725	3,454	3,451
	$8,155	$6,452	$16,334	$25,555

	September 30, 2020	December 31, 2019
Assets:
United States	$25,008	$23,460
Foreign	6,517	8,146
	$31,525	$31,606

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Loss	$2,376	$(1,278)	$(2,735)	$(3,512)
Interest (income) expense, net	6	(15)	(1)	(22)
Income tax expense	--	21	149	23
Depreciation expense	166	166	495	644
Amortization expense	54	50	139	118
EBITDA	2,602	(1,056)	(1,953)	(2,749)
Intangible assets abandonment	-	76	-	127
Stock compensation expense	57	138	207	357
ADJUSTED EBITDA	2,659	(842)	(1,746)	(2,265)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.